UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 24, 2007

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On May 24, 2007, Wave Systems Corp. (“Wave”) entered into Subscription Agreements (the “Subscription Agreements”) with certain purchasers (the “Purchasers”) pursuant to which Wave agreed to sell a total of 7,317,073 shares of Class A Common Stock, par value $.01 per share (the “Common Shares”), for an aggregate purchase price of approximately $15,000,000.  The Common Shares were priced at $2.05.  The Common Shares are to be drawn-down off of a shelf registration statement declared effective by the Securities and Exchange Commission on April 27, 2007.  The form of Subscription Agreement is attached hereto as Exhibit 99.1.

Security Research Associates, Inc. (the “Placement Agent”) acted as placement agent in connection with the offering.  In connection with this offering, we have agreed to pay the Placement Agent a cash fee of $750,000 (5% of the gross proceeds paid to Wave in connection with the offering) and will issue to the Placement Agent a warrant to purchase up to 365,853 shares of Class A common stock at the price of $2.05 per share.  The Placement Agent has no obligation to buy any Common Shares from us.  A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.

On May 24, 2007, Wave issued a press release announcing the transaction.  A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit 99.1	Form of Subscription Agreement.
Exhibit 99.2	Press Release of Wave, dated May 24, 2007, announcing the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated:  May 24, 2007

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Form of Subscription Agreement.
Exhibit 99.2	Press Release of Wave, dated May 24, 2007, announcing the transactions.